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EX-1(i)                            FORM S-11       INVESTORS REAL ESTATE
TRUST


                           SECURITY SALES AGREEMENT


THIS AGREEMENT, made this _____ day of August, 1999, between INVESTORS REAL ESTATE TRUST, A North Dakota Business Trust, 12 South Main, Minot, North Dakota 58701 (hereinafter ("IRET"), and NAME AND ADDRESS OF
BROKER, (hereinafter "BROKER").

WHEREAS, IRET intends to file a Form S-11 with the Securities and Exchange Commission to register for sale to the public 1,000,000 shares of its shares of Beneficial Interest; and,

WHEREAS, BROKER is a broker registered with the National Association of Securities Dealers and is also registered in states in which said shares of Beneficial Interest will also be registered for sale by IRET;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

     1. IRET hereby employs BROKER as a Broker to offer said shares of Beneficial Interest for sale for $8.25 per share with a minimum purchase of 100 shares. BROKER agrees to use its best efforts to conduct the sales effort necessary to market said securities subject to the terms and conditions of this agreement. This agreement shall become effective only upon the effectiveness of the registration of said securities by the Securities and Exchange Commission and the applicable state Securities Commissioners and shall terminate contemporaneously with the termination or completion of said registration.

     2. IRET shall be responsible for paying all costs and expenses relating to the registration of said securities, including the preparation, printing and filing of the Prospectus and Registration Statements and all amendments and exhibits, all filing and registration fees and costs, and all legal, accounting, printing and filing fee expenses in connection therewith.

     3. All solicitation expenses including travel, telephone and other expenses incurred by BROKER and its salesmen shall be the responsibility of BROKER and its salesmen. In the event the offering is terminated, BROKER will NOT be reimbursed for any out-of-pocket expenses.

     4. As compensation for its services hereunder, BROKER shall receive 8% of the proceeds of all of the securities sold by it and paid for.

     5. IRET represents and warrants to BROKER as follows:


     - IRET is a North Dakota Business Trust duly organized and in good standing under the laws of the State of North Dakota and duly authorized to conduct its business in the states in which it operates.

     - The shares of Beneficial Interest described in the Prospectus filed in connection with the above described Offering have the


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              characteristics set forth in said Prospectus and IRET is
              authorized to issue an unlimited number of its shares of Beneficial Interest under its trust powers.

     - The Financial Statements contained in the Prospectus and by reference incorporated herein are true, correct and complete, and no material, adverse changes have occurred since the issuance of such statement.

IRET hereby indemnifies and will hold BROKER harmless from all claims, demands, liabilities and expenses (including legal expenses) arising out of or based on any of the representations or warranties made by IRET herein.

This agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.


                                       INVESTORS REAL ESTATE TRUST


                                       BY /s/ Thomas A. Wentz, Sr.
                                       -----------------------------------
                                         Thomas A. Wentz, Sr., Vice
                                         President


                                       BROKER


                                       BY (NAME OF BROKER)
                                       -----------------------------------
                                         Its
                                            ------------------------------




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